As filed with the Securities and Exchange Commission on July 31, 1998
                                                      Registration No. 333-53441

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                          NORTHEAST OPTIC NETWORK, INC.
             (Exact Name of Registrant as Specified in its Charter)

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

          DELAWARE                            4813                          04-3056279
(State or Other Jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)       Identification Number)

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                         391 Totten Pond Road, Suite 401
                          Waltham, Massachusetts 02154
                                 (781) 890-6868
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               ------------------

                          Victor Colantonio, President
                          NorthEast Optic Network, Inc.
                         391 Totten Pond Road, Suite 401
                          Waltham, Massachusetts 02154
                                 (781) 890-6868
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                               ------------------

                                   copies to:

 Alexander A. Bernhard, Esq.                        Kris Heinzelman, Esq.
     John H. Chory, Esq.                           Cravath, Swaine & Moore
      HALE AND DORR LLP                      Worldwide Plaza, 825 Eighth Avenue
       60 State Street                            New York, New York 10019
 Boston, Massachusetts 02109                           (212) 474-1000
       (617) 526-6000

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         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-53441

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE
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                                                                 Proposed Maximum          Proposed Maximum
   Title of Each Class of Securities        Amount To Be          Offering Price               Aggregate                Amount of
           To Be Registered                  Registered             Per Share             Offering Price (1)        Registration Fee
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
12.75% Senior Notes Due 2008                    N/A                    N/A                    $15,000,000             $4,425
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(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

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                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE


     This registration statement is being filed with respect to the registration of additional 12.75% Senior Notes Due 2008, of NorthEast Optic Network, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-53441) are incorporated in this registration statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 31st day of July, 1998.

                                                NORTHEAST OPTIC NETWORK, INC.


                                                By: /s/ Victor Colantonio
                                                    ---------------------------
                                                    Victor Colantonio
                                                    Chairman of the Board and
                                                    President of the Company

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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         Signature                          Title                               Date
         ---------                          -----                               ----
         *                          Chairman of the Board of Directors
--------------------------          and Chief Executive Officer                 July 31, 1998
Richard A. Crabtree                  (Principal Executive Officer)


/s/ Victor Colantonio               President, Chairman of the Company          July 31, 1998
--------------------------          and Director
Victor Colantonio

         *                          Chief Financial Officer
--------------------------          and Treasurer                               July 31, 1998
William F. Fennell                  (Principal Financial
                                    and Accounting Officer)
         *
--------------------------          Director                                    July 31, 1998
John H. Forsgren

         *
--------------------------          Director                                    July 31, 1998
David Marsh


--------------------------          Director                                    July 31, 1998
F. Michael McClain

         *
--------------------------          Director                                    July 31, 1998
Gary D. Simon

*By: /s/ Victor Colantonio
     ---------------------
     Victor Colantonio
     Attorney-in-Fact

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



                                  EXHIBIT INDEX

     All the exhibits filed with or incorporated by reference in Registration Statement No. 333-53441 are incorporated by reference into, and shall be deemed part of, this registration statement, except:


Exhibit No.                Description
----------                 -----------
 5.1              -- Opinion of Hale and Dorr LLP
23.1              -- Consent of Arthur Andersen LLP
23.2              -- Consent of Hale and Dorr LLP (included in Exhibit 5.1)